Exhibit 10.30

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

SALES CONTRACT

Contract No.: 2010-JKZJXS-0304-01

This sales contract (“Contract”) is entered into on, May 24th year 2010 (“Signing Date”) in Shanghai, PRC.

Between:

(1) Jinko Solar Import and Export Co., LTD. (Hereinafter referred to as the “Seller”)

Address: Xuri District, Shangrao Economic Development Zone, Jiangxi Province, China

Tel: +86-793-8469699

Fax: +86-793-8461152

(2) Greenplant S.r.l. (Hereinafter referred to as the “Buyer”)

Address: Via Mario Vellani Marchi, 50 41124 – Modena Italy

Post Code: 41124

Tel: +39 059 360315 / +39 059 3681726

Fax: +39 059 236820

(The Seller or the Buyer hereinafter referred to individually as a “Party” and collectively as the “Parties”)

The Buyer and the Seller agree to conduct the following transactions according to the terms and conditions stipulated below:

1.	Product Description

The Buyer agrees to buy from the Seller and the Seller agrees to sell the products (“Products”) to the Buyer as set out below.

Item	Description of Products	Quantity (MW)										Unit Price (EURO/WATT)
		Quarter 2, 2010	Quarter 3, Year 2010			Quarter 4, Year 2010			Quarter 1~Quarter 2, Year 2011	Quarter 2, Year 2010		Quarter 3, Year 2010	Quarter 4, Year 2010	Quarter 1, Year 2011
			July	Aug	Sep	Oct	Nov	Dec
1	JKM180M/185M-72 or JKM230M/240M-96	—	—	—	—	—	—	—	****MW		—	The prices to be negotiated in good faith, taking into account current module market sales price and the principles of reasonableness and fairness, between Parties.	The prices to be negotiated in good faith, taking into account current module market sales price and the principles of reasonableness and fairness, between Parties.	The prices to be negotiated in good faith, taking into account current module market sales price and the principles of reasonableness and fairness, between Parties.
2	JKM200P/230P-60	****MW	****MW	****MW	****MW	****MW	****MW	****MW		€	****

(Quarter 2 2010)					Total: EURO ****							only (CIF) Ancona & Cagliari

(Quarter 3 2010-Quarter 2 2011)					Total:							only (CIF)

****	Confidential material omitted and filed separately with the Commission.

2.	Product Technical Specification— Appendix A

2.1 Crystalline silicon solar cell Solar module: Type: JKM180M/185M-72 (Dimension:1580*808*45 mm)

Power tolerance: ±3%.

Maximum system voltage: DC 1000 Volts.

The Seller shall provide a flash report (in an excel form) of every single module evidencing the output power of each module.

And/or

Crystalline silicon solar cell Solar module: Type: JKM230M/240M-96 (Dimension:1575*1082*50 mm)

Power tolerance: ±3% .

Maximum system voltage: DC 1000 Volts.

The Seller shall provide a flash report (in an excel form) of every single module evidencing the output power of each module.

And/or

Crystalline silicon solar module: Type: JKM200P/230P-60 (Dimension: 1650*992*50 mm)

Power tolerance: ±3%.

Maximum system voltage: DC 1000 Volts.

The Seller shall provide a flash report (in an excel form) of every single module evidencing the output power of each module.

2.2 Technical Specification is pasted in the website of Seller (www.jinkosolar.com) for detailed description.

3.	Terms of payment

3.1 Trade Term: CIF Ancona & CIF Cagliari

The above trade term shall be subject to the International Rules for the Interpretation of Trade Terms adopted by the International Chamber of Commerce effective January 1, 2000, including all amendments thereof (“INCOTERMS 2000”).

3.2 Terms of Payment

i)	Detailed payment description

1)	****% Advance Payment for ****MW by telegraph transfer within **** working days after the date when Seller issues Performa Invoice (PI);

2)	****% balance by irrevocable Letter of Credit (L/C) **** days against B/L.

ii)	****% advance payment of ****MW delivery hereunder shall be paid and remitted to Seller prior to the effectiveness of this Contract.

****	Confidential material omitted and filed separately with the Commission.

3.3 Exchange Rate Control:

Currency Fluctuation: all currency exchange shall be benchmarked against the buying rate listed from www. boc. cn on the day when Seller confirms acceptance of the Purchase Order placed by Buyer. Should the exchange rate between the RMB and Euro or US Dollar fluctuate above or below a pre-established and agreed-upon 1.5% of established base (1 Euro=8.66 RMB or 1 USD= 6.81 RMB), then the selling price under the Contract shall be adjusted to reflect the corresponding rate change.

3.4 The total purchase price for each shipment will be calculated based on the cumulative real power outputof the solar modules as recorded on the commercial invoice.

3.5 Bank Information of seller

Bank Name: CHINA MERCHANTS BANK, NANCHANG BRANCH

SWIFT: CMBCCNBS284

INTERMEDIARY BANK: DEUTSCHE BANK AG, FRANKFURT(SWIFT:DEUTDEFF)

BENEFICIARY’s Name: JINKO SOLAR IMPORT AND EXPORT CO.,LTD.

BENEFICIARY’s Address:

Xuri District,Shangrao Economic Development Zone, Jiangxi Province, CHINA

BENEFICIARY’s A/C: 791904342935501

4.	TITLE AND RISK OF LOSS/INSURANCE

Any risk of loss or damage, as well as the ownership of the Products, shall transfer from Seller to Buyer at the export port when Products pass over the ship’s rail.

5.	Terms of Shipment

5.1 Date of shipment: Both parties agreed delivery date on each PI

5.2 Port of Loading: Shanghai

5.3 Port of Destination: Ancona and Cagliari

5.4 Notice of Shipment

In the case of a shipment by CIF Ancona & CIF Cagliari, the Seller shall inform the Buyer of the name of the Product, and the name and dispatch date of the relevant vessel by written notice within two (2) working days after the Date of Shipment.

6.	Packing

The packing shall be conducted in accordance with the standards stipulated in Section     6.1  :

6.1 The packing of the Product shall be suitable for ocean transportation and provide protection against dampness, humidity, rust, wear and tear, and shock. The Seller shall be liable for any damage to the Product caused by inadequate or improper packing during the shipment, provided, however, that Seller will not be liable for any damage to the Product caused by or attributable to the carrier, or by any other factor not within the Seller’s control; or

6.2 The packing of the Product shall be suitable for long distance air transportation and provide protection against dampness, humidity, rust, wear and tear, shock and rough handling. The Seller shall be liable for any damage to the Product caused by inadequate or improper packing during the shipment, provided, however, that Seller will not be liable for any damage to the Product caused by or attributable to the carrier, or by any other factor not within the Seller’s control.

7.	Warranty & Claims

Detailed information about Warranty & Claims is included in Appendix B.

8.	Force Majeure

1) Neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Contract, directly, or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike, lock-out and other events beyond its reasonable control which were not reasonably foreseeable and whose effects cannot be overcome without unreasonable expense and/or loss of time to the affected Party (i.e., the Party that is unable to perform)

2) If a Force Majeure event occurs, the affected Party shall notify the other Party of the occurrence thereof within seven (7) calendar days of its occurrence, and send a certificate confirming the occurrence of the Force Majeure event issued by the relevant local authorities within fifteen (15) calendar days from the date the event occurred. Thereafter, the Parties shall discuss the best way to resolve the delay or interruption caused by the event. If the conditions of Force Majeure continue to materially impede performance of any material obligation under this Contract for a period of more than three (3) consecutive calendar months, then either Party shall be entitled to terminate this Agreement without consequence upon 30 days ‘prior written notice to the other Party.

9.	Breach Liabilities

(i)	Based on the requirement of Seller’s commercial strategy, Buyer warrants that it shall not resell Seller’s Product into the country of Israel, failing of which Buyer shall be fully responsible for all of loss of Seller.

(ii)	Both Parties warrant that they hold good commercial reputation and are in good financial condition, failing of which the breaching Party shall be fully responsible therefore and compensate observant Party’s full loss provided that the observant Party cannot obtain any loan or insurance policy due to such failure.

(iii)	Buyer shall be responsible for any loss arising from its failure upon timely receipt of the Product of Seller at the destination port.

(iv)	Unless otherwise stipulated under this Contract, provided that Buyer delays in making payment, or Seller delays in making delivery, the breaching Party shall pay liquidated damages equal to ****% of the Contract amount per day to the observant Party. In the event that the delay exceeds **** days, the breaching Party shall be deemed as unable to pay or deliver, and the observant Party shall have the right to terminate the Contract immediately and require the Breaching Party to pay liquidated damages equal to **** % of the Contract amount without affecting the observant Party’s other rights under the Contract.

(v)	In case that any Party terminates the Contract unilaterally, the breaching Party shall pay liquidated damages equal to **** % of the Contract amount to observant Party without affecting the observant Party’s other rights under the Contract.

10.	Contract Disclosure

Buyer agrees that Seller can disclose the main content of this Contract to the state security commission of the country where Seller is preparing for its listing affairs as legally required.

11.	Non-transfer

No right to transfer any right or obligation of this Contract by any Party without express written approval of the other Party.

12.	Confidentiality

Both Parties agree to maintain confidentiality concerning the details of this Contract, except in the event where a disclosure: (i) is necessary for each Party to the financial institutions for the purpose of financing this Contract; (ii) is required by applicable law either of each Party’s country; (iii) is required by court order or by stock and securities regulatory authorities. The Parties shall make provisions that employees and third Parties entrusted with implementing the Contract are bound to this obligation of secrecy. This also applies to the presentation of this Contract for legal examinations or audits by legal consultants and tax advisors, investors and banks.

13.	Applicable Law

This Contract shall be construed under and governed by the laws of Germany, except as otherwise expressly provided to be governed by INCOTERMS 2000. For any specific matter that is not covered by Germany law or INCOTERMS 2000, the general international business practices shall apply.

14.	Arbitration

Any dispute in connection with or arising from the Contract shall be settled through friendly negotiations. If no settlement can be reached, the dispute shall be submitted for arbitration to the China International Economic and Trade Arbitration Commission Shanghai Sub-Commission in accordance with its rules in effect at the time of applying for arbitration. The arbitration shall take place in Munich and the arbitral award shall be final and binding upon both parties; and the arbitration fee shall be borne by the losing party.

****	Confidential material omitted and filed separately with the Commission.

15.	Miscellaneous

1) This Contract, together with its all Appendixes, including but not limited to: Purchase Invoice, Purchase Order, technical parameter list, Quality Warranty, etc., constitutes the whole and has the same effectiveness.

2) In the event that the Purchase Order (PO) is adopted under this Contract for specific delivery, the stipulations of the Contract shall prevail in case of any discrepancy there between.

3) This Contract is drafted in Chinese and English. In case of any discrepancy between the two versions, the English version shall prevail. This contract is executed in duplicate. Each party holds one version with the same effectiveness.

4) The Contract shall take effect only after the maturity of the following two situations:

i)	seal and signature by both Parties;

ii)	****% advance payment of ****MW delivery herein has been paid into the entry of Seller’s designated Bank Account set forth in Article 3.5.

IN WITNESS whereof, the Parties have signed this Contract as of the date first set forth above.

Sealed:

/s/ JinkoSolar Import and Export Co., Ltd

On Behalf of
Jinko Solar Import and Export Co., LTD.
Appointed Representative

Sealed:

/s/ Greenplant S.p.A.

On Behalf of
Greenplant S.r.l.
Appointed Representative

/s/ Andrea Pinotti

****	Confidential material omitted and filed separately with the Commission.

Appendix A:

****

****	Confidential material omitted and filed separately with the Commission.

Appendix B:

Jinko Solar Warranty Terms 2010

Photovoltaic Module Limited Warranty

1.	Limited Product Warranty – Five Year Repair, Replacement

Jinko Solar Co., Ltd. (“Jinko”) warrants that its photovoltaic modules together with the DC connector cable assemblies are free from defects, if any, in materials and workmanship under normal application, use, installation and service conditions for a period of pending sixty (60) months from the shipment date of Jinko modules (“Modules”) to the original end-customer (“Customer”). If Modules become malfunction or inoperative due to defect in material or workmanship during such pending sixty (60) months period set forth above, as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its own option, either repair or replace the Modules in problem. The repair or replacement remedy shall be the sole and exclusive remedy provided under this Limited Warranty.

2.	Limited Peak Power Warranty and Limited Remedy

A. 12 years

Provided that, within a period of twelve (12) years from the shipment date of the Modules to the Customer, any Module exhibits a power output less than 90% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko, as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its sole option and discretion, either [1] make up such loss in power by providing to Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place supplied by Jinko.

B. 25 years

Provided that, within a period of twenty-five (25) years from shipment date of the Modules to the Customer, any Module exhibits a power output less than 80% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko, as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its sole option and discretion, either [1] make up such loss in power by providing to the end-user Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place applied by Jinko.

The remedies set forth in Section 2 are the sole and exclusive remedies provided under the limited minimum Peak Power Warranty.

3.	Exclusions and Limitations;

A.	Warranty claims, in any event, shall be filed in writing to Jinko or its authorized distributors within the applicable warranting period, not beyond the last day of the applicable period of time as stated above.

B.	These Limited Warranties will not apply to the Modules included below at Jinko’s own discretion:

•	Misuse, abuse, neglect, vandalism or accident;

•	Alteration, improper installation or application

•	Repair or modifications that do not strictly follow the manufacturer’s instructions;

•	Non-observance of Jinko’s maintenance instructions;

•	Power failure, electrical spikes or surges, lighting, flood, fire, accidental breakage or other events outside the control of Jinko.

C.	These Limited Warranties only cover the transportation costs for shipment of any repaired or replaced Modules to the place applied by Jinko. Any costs for returning the Modules to Jinko or its authorized agents and authorized distributors, or costs associated with installation, removal or reinstallation of the Modules, shall be borne by the end user Customer.

D.	Warranty claims will not be honored if the type or serial number of Jinko Modules have been altered, removed or made illegible without written authorization from Jinko.

4.	Transferability

This warranty is extended to the original end-user purchaser, and is also transferable to any subsequent owner of the location or holder of the product when Module(s) remain at their original installed location upon satisfactory proof of succession or assignment.

5.	Obtaining Warranty Performance

In order to obtain warranty service under the Jinko Limited Warranty, the end user Customer should promptly notify Jinko regional customer service center. Together with the notification, the complete serial number printed on the module label and the shipment date of its Modules shall be marked as well. If the Modules will be returned for inspection, repair or replacement by Jinko, Jinko will give the Customer a Return Merchandise Authorization (RMA). However, Jinko will not accept a return of any Modules without a RMA.

6.	Disputes

No action, regardless of form, arising out of or in any way connected with this Limited Warranty, may be brought by the end user Customer more than one (1) year from the date when causes of action occurred.

7.	Various

The repair or replacement of the Modules or the supply of additional Modules does not lead to a new commencement of warranty terms, nor shall the original terms of this Limited Warranty be extended. Any replaced Modules shall become the property of Jinko. Jinko shall at its own options to deliver another type of PV Modules (different in size, color, shape, or power), either a new brand or the original one, in case of that Jinko has discontinued producing the module in question at the time of the claim.

8.	Force Majeure

Jinko shall not be in any way be responsible or liable to the end user Customer or any third-party arising out of any non-performance or delay in performance of any terms and conditions of sale, including this Limited Warranty, due to fire, flood, blizzard, hurricane, thunder, acts of God, changes of public policies, terrorism, war, riots, strikes, unavailability of suitable and sufficient labor or materials and other events which are out of control of Jinko.

NOTE: “Peak Power” is the power in watt peak that a PV-module generates in its maximum power point. Jinko Solar measurements are as follows (a) light spectrum of AM 1.5, (b) an irradiation of 1,000W perm2 and (c) a cell temperature of 25 degree Centigrade. The measurements are carried out in accordance with IEC61215 as tested at the junction box terminals per the calibration and testing standards of Jinko valid at the date of manufacture of the PV-Modules. Jinko’s calibration standards shall be in compliance with the standards applied by international institutions accredited for this purpose.

Jinko Solar